MONARCH FUNDS
                          COMPLIANCE SERVICES AGREEMENT


         AGREEMENT made as of the first of October, 2004, and as amended and restated June 1, 2005, by and between Monarch Funds, a Delaware Business Trust, with its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the "Trust"), and Foreside Fund Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("FFS").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue its shares of beneficial interest, no par value (the "Shares"), in separate series and classes; and

         WHEREAS, the Trust offers shares in various series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with
Section 6, being herein referred to as a "Fund," and collectively as the "Funds"); and

         WHEREAS, the Trust desires that FFS perform certain compliance services and FFS is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and FFS hereby agree as follows:

         SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) The Trust hereby appoints FFS, and FFS hereby agrees, to provide a Chief Compliance Officer ("CCO"), as described in Rule 38a-1 of the 1940 Act ("Rule 38a-1"), to the Trust for the period and on the terms and conditions set forth in this Agreement.

         (b) In connection  herewith,  the Trust has delivered to FFS copies of:
(i) the Trust's Declaration of Trust and Bylaws (collectively, as amended from time to time, "Organizational Documents"); (ii) the Trust's current Registration Statement, as amended or supplemented, filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"); (iii) the Trust's current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus" or "SAI", as the case may be, or the "Disclosure Documents"); (iv) each plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Trust ("Service Plan"); (v) copies of the Fund's current annual and semi-annual reports to shareholders; and (vi) all policies, programs and procedures adopted by the Trust with respect to the Funds (e.g., repurchase agreement procedures), and shall promptly furnish FFS with all amendments of or supplements to the foregoing. The Trust shall deliver to FFS a certified copy of the resolution of the Board of

Trustees of the Trust (the"Board") appointing FFS hereunder and authorizing the execution and delivery of this Agreement.

         SECTION 2.  DUTIES OF FFS

         (a) Subject to the approval of the Board, FFS shall make available a qualified person to act as the Trust's CCO who is competent and knowledgeable regarding the federal securities laws. FFS' responsibility for the activities of the CCO are limited to the extent that the Board shall make all decisions regarding the designation, termination and level of compensation of the CCO as provided by Rule 38a-1.

         (b) With respect to the Trust, the CCO shall:

                  (i) Report directly to the Board;

                  (ii) Review and administer the Trust's compliance program policies and procedures including those policies and procedures that provide for oversight of compliance by the Trust's investment advisers, administrators (as that term is defined in Rule 0-1 of the 1940 Act), principal underwriters and transfer agent (collectively, Service Providers") that relate to the Trust;

                  (iii) Conduct periodic reviews of the Trust's compliance program to incorporate any new or changed regulations, best practice recommendations or other guidelines that may be appropriate;

                  (iv) Review no less frequently than annually, the adequacy of the policies and procedures of the Trust and the Service Providers and the effectiveness of their implementation;

                  (v) Apprise the Board of significant compliance events at the Trust or the Services Providers;

                  (vi) Design testing methods for the Trust's compliance program policies and procedures;

                  (vii) Perform and document periodic testing of certain key control procedures (as appropriate to the circumstances), including reviewing reports, investigating exceptions, and making inquiries of Trust management and Service Providers;

                  (viii) Conduct periodic site visits to Service Providers as necessary;

                  (ix) Provide training and deliver updates to the Trust or the Service Providers, as necessary;

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

                  (x) Establish a quarterly reporting process to the Board, including both written and oral reports and attend regularly scheduled board meetings as well as special meetings on an as-needed basis;

                  (xi) Prepare a written annual report for the Board that, at a minimum, address (A) the operation of the Trust's and its Service Providers' policies and procedures since the last report to the Board; (B) any material changes to such policies and procedures since the last report; (C) any recommendations for material changes to the policies and procedures as a result of the periodic or annual reviews referred to in Sections 2(b)(iii) and (iv) above; and (D) any "material compliance matters" (as defined in Rule 38a-1) since the date of the last report; and

                  (xii) No less than annually, meet separately with the Trust's independent Trustees.

              (c) With respect to the Trust, FFS shall

                  (i) Provide compliance support for intermediary agreements that pertain to the Trust, such as shareholder service and similar service agreements, other than those agreements for which FFS is required to provide the services pursuant to the current Distribution Agreement between the Trust and FFS ("Distribution Agreement");

                  (ii) Review and approve communications with the public including quarterly financial statements not otherwise required to be reviewed by FFS pursuant to the Distribution Agreement, for the Trust's compliance with applicable law;

                  (iii) Subject to the approval of the Board, make available a qualified person to act as the Trust's Anti-Money Laundering Compliance Officer who is competent and knowledgeable regarding the anti-money laundering rules and regulations applicable to mutual funds.

                  (iv) Assist the Trust with compliance matters as requested.

         (d) With respect to the Trust, FFS shall, subject to the approval of the Board, make available qualified persons who are competent and knowledgeable regarding the management and internal controls of the Trust to serve as (i) the Trust's President, who will have the authority normally incident to such office including the authority to execute documents required to be executed by the Trust's "principal executive officer" (PEO), and (ii) the Trust's Chief Financial Officer who will have the authority normally incident to such office including the authority to execute documents required to be executed by the Trust's "principal financial officer" (PFO).

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


         (e) FFS shall provide such other services and assistance relating to the affairs of the Trust as the Trust may, from time to time, reasonably request pursuant to mutually acceptable compensation and implementation agreements.

         (f) FFS shall maintain records relating to its services, such as compliance policies and procedures, relevant Board presentations, annual reviews, and other records, as are required to be maintained under the 1940 Act and Rule 38a-1 thereunder, as well as under the USA PATRIOT Act. Such reports shall be maintained in the manner and for the periods as are required under the applicable rule or regulation. The books and records pertaining to the Trust that are in the possession of FFS shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during FFS' normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by FFS to the Trust or the Trust's authorized representatives at the Trust's expense.

         (g) Nothing contained herein shall be construed to require FFS to perform any service that could cause FFS to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, or that could cause the Trust to act in contravention of the Trust's Prospectus or any provision of the 1940 Act. Except with respect to FFS' duties as set forth in this Section 2 and except as otherwise specifically provided herein, the Trust assumes all responsibility for ensuring that the Trust complies with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Trust. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

         (h) In order for FFS to perform the services required by this Section 2, the Trust (i) shall take reasonable steps to encourage all Service Providers to furnish any and all information to FFS as reasonably requested by FFS, and assist FFS as may be required and (ii) shall take reasonable steps to obtain the result that FFS has access to all records and documents maintained by the Trust or any service provider to the Trust.

         SECTION 3.  STANDARD OF CARE; LIMITATION OF LIABILITY;
         INDEMNIFICATION

         (a) FFS shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by FFS in writing. FFS shall use its best judgment and efforts in rendering the services described in this Agreement. FFS shall not be liable to the Trust or any of the Trust's stockholders for any action or inaction of FFS relating to any event whatsoever in the absence of bad faith, reckless disregard, gross negligence or willful misfeasance in the performance of FFS' duties or obligations under this Agreement. Further, FFS shall not liable to the Trust or any of the Trust's stockholders for any action taken or failure to act in good faith reliance upon:

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

         (i)  the advice of Trust counsel;

         (ii) any instruction (oral, written or electronic) transmitted by a person or persons authorized by the Trust or the Board to give such instruction;

         (iii) any certified copy of any resolution of the Board; or

         (iv)  any   signature, instruction, request, letter of transmittal,
         certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document signed or presented by the Trust or other proper party or parties;

and FFS shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which FFS reasonably believes in good faith to be genuine.

         (b) The Trust agrees to indemnify and hold harmless FFS, its employees, agents, directors, trustees, officers and managers and any person who controls FFS within the meaning of section 15 of the Securities Act or Section 20 of the Exchange Act ("FFS Indemnitees"), against and from any and all claims, demands, actions, suits, judgments, administrative proceedings or investigations, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to FFS's actions taken or failures to act with respect to the Trust in connection with the performance of any duties or obligations under this Agreement (a "FFS Claim"); provided, however, that nothing contained herein shall entitle a FFS Indemnitee to indemnification with respect to any FFS Claim arising from FFS' own bad faith, reckless disregard, negligence or willful malfeasance (a "FFS Claim"). For purposes of this Agreement, FFS' bad faith, negligence willful malfeasance, or reckless disregard shall not include any action taken or not taken by FFS consistent with the last sentence of Section 3(a). Further, the Trust shall not be required to indemnify any FFS Indemnitee if, prior to confessing any FFS Claim against the FFS Indemnitee, FFS or the FFS Indemnitee does not give the Trust written notice of and reasonable opportunity to defend against the FFS Claim in its own name or in the name of the FFS Indemnitee.

         (c) FFS agrees to indemnify and hold harmless the Trust, its employees, agents, directors, officers and managers ("Trust Indemnitees"), against and from any and all claims, demands, actions, suits, judgments, administrative proceedings and investigations, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to (i) FFS' actions taken or failures to act with respect to the Trust that are not consistent with Section 3(a) or (ii) any breach of FFS' representations set forth in Section 4 (a "Trust Claim"). FFS shall not be required to indemnify any Trust Indemnitee if, prior to confessing any Trust Claim against the Trust Indemnitee, the Trust or the Trust Indemnitee does not give FFS written notice of and reasonable opportunity to defend against the Trust Claim in its own name or in the name of the Trust Indemnitee.

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

         (d) FFS shall not be liable for the errors of other service providers to the Trust or their systems.

         (e) The Trust, and not FFS, shall be solely responsible for approval of the designation and compensation of the Trust CCO, as well as for removing the CCO from his or her responsibilities related to the Trust in accordance with Rule 38a-1. Therefore, notwithstanding the provisions of this section 3, the Trust shall supervise the activities of the Trust CCO with regard to such activities.

         SECTION 4.  REPRESENTATIONS AND WARRANTIES

         (a) FFS represents and warrants to the Trust that:

                  (i) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

                  (ii) It is duly qualified to carry on its business in the State of Maine;

                  (iii)It  is  empowered  under  applicable  laws    and  by its
                  Operating Agreement to enter into this   Agreement and perform
                  its duties under this Agreement;

                  (iv) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

                  (v) It has access to the necessary facilities, equipment, and personnel to assist the CCO in the performance of his or her duties and obligations under this Agreement;

                  (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of FFS, enforceable against FFS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

                  (vii) It shall make available a person who is competent and knowledgeable regarding the federal securities laws and is otherwise reasonably qualified to act as a CCO and who will, in the exercise of his or her duties to the Trust, act in good faith and in a manner reasonably believed by him or her to be in the best interests of the Trust ;

                  (viii) It shall compensate the CCO fairly, subject to the Board's right under any applicable regulation (e.g., Rule 38a-1) to approve the designation, termination and level of compensation of the CCO. In addition, it shall not retaliate against the CCO should the CCO inform the Board of a
                  compliance  failure   or take

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

                  aggressive  action  to  ensure  compliance   with the  federal
                  securities laws by the Trust or a Service Provider;

                  (ix) It shall report to the Board promptly if FFS learns about CCO malfeasance or in the event the CCO is terminated as a CCO by another Trust; and

                  (x) It shall report to the Board if at any time the CCO is subject to the "bad boy" disqualifications as set forth in
                  Section 15(b)(4) of the Exchange Act or Section 9 of the 1940 Act.

         (b) The Trust represents and warrants to FFS that:

                  (i) It is a trust duly organized and existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing under the laws of the State of Maine;

                  (ii) It is empowered under applicable laws and by its Trust Documents to enter into this Agreement and perform its duties under this Agreement;

                  (iii)All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

                  (iv) It  is   an   open-end   management   investment  company
                  registered under the 1940 Act;

                  (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the
                  Trust,  enforceable against  the  Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

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

                  (vi) A registration statement under the Securities Act and the Exchange Act is currently effective and will remain effective and appropriate State securities law filings have been made and will continue to be made with respect the Trust; and

                  (vii)The CCO shall be covered by the Trust's Directors & Officers/Errors & Omissions Policy (the "Policy"), and the Trust shall use reasonable efforts to ensure that the CCO's coverage be (a) reinstated should the Policy be cancelled; (b) continued after the CCO ceases to serve as the Trust's CCO on substantially the same terms as such coverage is provided for the Trust officers after such persons are no longer officers of the Trust; or (c) continued in the event the Trust merges or terminates, on substantially the same terms as such coverage is provided for the Trust officers (but for a period no less than six years). The Trust shall provide FFS with proof of current coverage, including a copy of the Policy, and shall notify FFS immediately should the Policy be cancelled or terminated.

         SECTION 5.  COMPENSATION AND EXPENSES

         (a) In  consideration  of the  services  provided  by FFS  pursuant  to
Section 2 of this Agreement, the Trust shall pay FFS the fees set forth in Appendix A hereto.

         All fees payable hereunder shall be accrued daily by the Trust. The fees payable for the services listed in Appendix A hereto shall be payable monthly in arrears on the first business day of each calendar month for services performed during the prior calendar month. Any out-of-pocket charges incurred by FFS as set forth in Appendix A shall be paid as incurred. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement, the Trust shall pay to FFS such compensation, as shall be payable prior to the effective date of termination.

         (b) FFS may, with respect to questions of law relating to its services hereunder, apply to and obtain the advice and opinion of Trust counsel. The costs of any such advice or opinion shall be borne by the Trust.

         (c) FFS shall not be responsible for and will not assume the obligation for payment of the expenses of the Trust.

         (d) FFS will periodically review and report to the Board on the market-competitiveness of (i) the level of fees and any other expenses of the Trust by the Trust's service providers, excluding the custodian, investment advisers, and sub-advisers to the Funds, and (ii) the quality of the services provided by the Trust's service providers other than the custodian, investment advisers and sub-advisers to the Funds.

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

         SECTION 6.  EFFECTIVENESS, DURATION, TERMINATION AND ASSIGNMENT

         (a) This Agreement shall become effective on the date indicated above or such time FFS commences providing services under this Agreement, whichever is later. Upon effectiveness of this Agreement, this Agreement shall constitute the entire agreement between the parties and shall supersede all previous agreements between the parties, whether oral or written relating to the Trust.

         (b) This Agreement shall continue in effect until terminated.

         (c) This Agreement may be terminated at any time, without the payment of any penalty (i) by the Board on sixty (60) days' written notice to FFS or
(ii) by FFS on sixty (60) days' written notice to the Trust.

         (d) The provisions of this Agreement related to services described in Sections 2(a), (b), (c) or (d) may be terminated at any time by the Board, effective upon written notice to FFS, without the payment of any penalty; the remaining portions of this Agreement shall be considered severable and not affected. In the event of termination of Sections 2(a), (b), (c) or (d), the parties will mutually agree upon the fees payable to FFS.

         (e) The provisions of Sections 3, 6(d), 6(e), 7, 8, 10, 11, and 12 shall survive any termination of this Agreement.

         (f) This Agreement and the rights and duties under this Agreement otherwise shall not be assignable by either FFS or the Trust except by the specific written consent of the other party. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         SECTION 7.  CONFIDENTIALITY

         Each Party shall comply with the laws and regulations applicable to it in connection with its use of Confidential Information, including, without limitation, Regulation S-P (if applicable). FFS agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that FFS may

         (a) Release such other information (i) as approved in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where FFS is advised by counsel that it may be exposed to civil or criminal contempt proceedings for failure to release the information (provided, however, that FFS shall seek the approval of the Trust as promptly as possible so as to enable the Trust to pursue such legal or other action as it may desire to prevent the release of such information) or (ii) when so requested by the Trust.

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

         SECTION 8.  FORCE MAJEURE

         FFS shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication system or power supply. In addition, to the extent FFS' obligations hereunder are to oversee or monitor the activities of third parties, FFS shall not be liable for any failure or delay in the performance of FFS' duties caused, directly or indirectly, by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with FFS.

         SECTION 9.  ACTIVITIES OF FFS

         (a) Except to the extent necessary to perform FFS' obligations under this Agreement, nothing herein shall be deemed to limit or restrict FFS' right, or the right of any of FFS' managers, officers or employees who also may be a director, officer or employee of the Trust, or who are otherwise affiliated persons of the Trust, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         (b) Upon notice to the Trust, FFS may subcontract any or all of its functions or responsibilities pursuant to this Agreement to one or more persons, which may be affiliated persons of FFS, who agree to comply with the terms of this Agreement; provided, that any such subcontracting shall not relieve FFS of its responsibilities hereunder. FFS may pay those persons for their services, but no such payment will increase FFS' compensation or reimbursement of expenses from the Trust.

         SECTION 10.  COOPERATION WITH INDEPENDENT PUBLIC ACCOUNTANTS

         FFS shall cooperate with the Trust's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

         SECTION 11.  LIMITATION OF STOCKHOLDER AND DIRECTOR LIABILITY

         The directors of the Trust and the stockholders of the Trust shall not be liable for any obligations of the Trust under this Agreement, and FFS agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust.

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

         SECTION 12.  MISCELLANEOUS

         (a) Neither party to this Agreement shall be liable to the other party for consequential, special or indirect damages under any provision of this Agreement.

         (b) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

         (c) This Agreement may be executed by the parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (d) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both FFS and Trust and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

         (e) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (f) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (g) Nothing contained in this Agreement is intended to or shall require FFS, in any capacity hereunder, to perform any functions or duties on any day other than a Trust business day. Functions or duties normally scheduled to be performed on any day which is not a Trust business day shall be performed on, and as of, the next Trust business day, unless otherwise required by law.

         (h) No affiliated person, employee, agent, director, officer or manager of FFS shall be liable at law or in equity for FFS' obligations under this Agreement. Except as specifically set forth in Section 3, no person or entity is a third party beneficiary of this Agreement.

         (i) The term "affiliate" and all forms thereof used herein shall have the meanings ascribed thereto in the 1940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


                                            MONARCH FUNDS


                                            By:      /S/ SARA M. MORRIS
                                                     ---------------------------
                                            Name:    SARA M. MORRIS
                                            Title:   VICE PRESIDENT


                                            FORESIDE FUND SERVICES, LLC


                                            By:      /S/ CARL A. BRIGHT
                                                     ---------------------------
                                                     Carl A. Bright
                                                     President

                                            By:      /S/ SIMON D. COLLIER
                                                     ---------------------------
                                                     Simon D. Collier
                                                     Principal Executive Officer

                                  MONARCH FUNDS
                          COMPLIANCE SERVICES AGREEMENT

                                   APPENDIX A
                              AS OF OCTOBER 1, 2004
                             AS AMENDED JUNE 1, 2005


A. FUNDS (AND CLASSES) OF THE TRUST:

                           DAILY ASSETS TREASURY FUND

                                Preferred Shares
                                Universal Shares
                          Institutional Service Shares
                                 Investor Shares


                          DAILY ASSETS GOVERNMENT FUND

                                Preferred Shares
                                Universal Shares
                              Institutional Shares
                          Institutional Service Shares
                                 Investor Shares


                    DAILY ASSETS GOVERNMENT OBLIGATIONS FUND

                                Universal Shares


                             DAILY ASSETS CASH FUND

                                Preferred Shares
                                Universal Shares
                              Institutional Shares
                          Institutional Service Shares
                                 Investor Shares
                                    B Shares
                                    C Shares